Exhibit 10.1

EXECUTION VERSION

INDEPENDENT DIRECTOR'S AGREEMENT

This INDEPENDENT DIRECTOR'S AGREEMENT (the "Agreement") is made as of December 23, 2016, by and between FORM Holdings Corp., a Delaware corporation (hereinafter referred to as the "Company"), and Andrew R. Heyer (the "Director").

BACKGROUND

WHEREAS, the Board of Directors of the Company (the "Board of Directors") desires to appoint the Director to perform the duties of an "independent" director (within the meaning of the rules of the U.S. Securities and Exchange Commission (the "SEC")) and, potentially in the future, on committees of the Board of Directors, and the Director desires to be so appointed for such position(s) and to perform the duties required of such position(s) in accordance with the terms and conditions of this Agreement.

WHEREAS, the Director has been elected by the holders of the Company’s Series D Preferred Stock, in accordance with the terms of the Company’s certificate of incorporation, as amended from time to time.

AGREEMENT

NOW, THEREFORE, in consideration for the above recited premises and the mutual promises contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.        DUTIES.  The Company requires that the Director be available to perform the duties customarily related to an independent director as may be determined and assigned by the Board of Directors and as may be required by the Company's constituent instruments, including its certificate of incorporation, by-laws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including, without limitation, the Delaware General Corporation Law (the "DGCL") and the rules and regulations of the SEC, any exchange or quotation system on which the Company's securities may be traded from time to time and all other applicable legal or regulatory requirements. Initially, the Company and the Director have agreed that the Director will serve as a member of the Audit Committee and the Compensation Committee, effective immediately. The Director agrees to use commercially reasonable efforts to devote as much time as is necessary to perform the duties as an independent director in accordance with such Company requirements, including duties as a member of committees of the Board of Directors as the same may be established from time to time. The Director will use commercially reasonable efforts to attend meetings of the Board of Directors and its committees as the Director may be appointed to, in person or by teleconference. The Director will perform such duties described herein in accordance with the fiduciary duties of directors arising under the DGCL.

2.        TERM. The term of this Agreement shall commence as of the date hereof and shall continue until the Director’s successor is elected and qualified or until his earlier death, incapacity, removal or resignation. The Board of Directors or a designated committee thereof shall have the discretion to nominate or decline to nominate the Director for election at each annual or applicable special meeting of the Company's stockholders (subject to the provisions of the Company’s constituent documents, including the terms of the Company’s Series D Preferred Stock), and the failure to nominate the Director as, if and when such nominations are made shall be deemed a termination of this Agreement for purposes of Section 8 hereof.

3.        COMPENSATION. Subject to the approvals by the Compensation Committee or the Board of Directors, for all duties and services to be performed by the Director hereunder, the Director will be entitled to earn cash fees under guidelines and rules established by the Company from time to time for compensating non-employee directors for serving on, and attending meetings of, committees of its Board of Directors and the boards of directors of its subsidiaries. In addition to the cash fees described above, the Company may grant the Director options to purchase or restricted shares of the Company's common stock (collectively, the "Shares") under the Company's director compensation plans adopted from time to time. No registration rights are hereby granted with respect to the Shares.

4.        Market Stand-Off Agreement. Director agrees to be subject to Section [2.11] (“Market Stand-off” Agreement) of the Registration Rights Agreement, dated as of August 8, 2016, as amended (the “Registration Rights Agreement”), as if Director were an Investor thereunder.

5.        EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director's duties for the Company including attending meetings of the Board of Directors and its committees as the Director may be appointed to. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

6.        OTHER AGREEMENTS.

(a)       CONFIDENTIAL INFORMATION AND INSIDER TRADING. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, information systems, financial data and strategic plans which are unique assets of the Company (as further defined below, the "Confidential Information") and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business. Accordingly, Director agrees that, during his association with the Company and thereafter, he will treat and safeguard as confidential and secret all Confidential Information received by him at any time and that, without the prior written consent of the Company, he will not disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business. For purposes of this Agreement, "Confidential Information" means any information not generally known to the public or recognized as confidential according to standard industry practice, any trade secrets, know-how, development, manufacturing, marketing and distribution plans and information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company. Confidential Information will not include (i) information which was known to the Director or his agents prior to receipt from the Company; (ii) information which is or becomes generally known other than as a result of a breach of a duty of confidentiality by the Director; (iii) information acquired by the Director or his agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by applicable law. Upon termination of his association with the Company, Director shall return to the Company all Confidential Information, together with any copies thereof, or certify that he has destroyed all such documents and papers. Notwithstanding the redelivery and destruction obligations of this Section 6(a), the Director may retain one archival copy of the Confidential Information to comply with recordkeeping or regulatory requirements; provided, that such archival material shall remain subject to the confidentiality provisions of this Section 6(a).

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Furthermore, Director recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Director agrees that Director owes the Company and such third parties, both during the term of Director’s association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company's agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company. In addition, Director acknowledges and agrees that Director may have access to "material non-public information" for purposes of the federal securities laws ("Insider Information") and that the Director will abide by all securities laws relating to the handling of and acting upon such Insider Information. Further, Director agrees to sign an acknowledgement certifying that Director has reviewed the Company's Insider Trading Manual and understands the policies and procedures contained therein and agrees to be bound by them.

Notwithstanding the foregoing, the Director may disclose Confidential Information and other confidential information to his affiliates and his and their respective agents, partners, attorneys, accountants, and other advisors who are subject to confidentiality obligations with respect thereto.

The Company acknowledges and agrees that the Director generally may not be permitted to disclose to the Company any confidential information related to Director’s affiliates (including investment vehicles advised by Mistral Capital Management, LLC) and that the Director may recuse himself without explanation from any Board of Directors discussions in which such disclosures might otherwise be required.

Director’s obligations under this Section 6(a) shall terminate 12 months after he ceases to be a member of the Board of Directors.

(b)       Covenant against SOLICITATION. The Director agrees that during, and for twelve (12) months after, the period in which Director is a director of the Company, Director shall not, directly or indirectly, either alone or in association with others, without the prior written approval of the Company, in any manner whatsoever, request, solicit, encourage or assist any employee, officer, director or consultant of or to the Company to terminate their relationship with the Company or any of its affiliates, or join with any of them before or after the termination by any of them of any such relationship in any direct or indirect capacity in any competing business.

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(c)       DISPARAGING STATEMENTS. At all times during the period in which Director is a member of the Board of Directors, Director shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, employees and agents, or any of the Company's current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates; provided, however, that nothing in this paragraph shall preclude the Director from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this paragraph shall be deemed applicable to any testimony given by Director in any legal or administrative proceedings.

At all times during the period in which Director is a director of the Board of Directors, the Company shall not (and shall cause its officers and directors not to) either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Director, any of his affiliates, any of their respective officers, directors, employees and agents, or any of the Director's or his affiliates’ current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Director or any of his affiliates or otherwise interfere with the business of the Director or any of his affiliates; provided, however, that nothing in this paragraph shall preclude the Company (or its officers and directors) from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this paragraph shall be deemed applicable to any testimony given by the Company (or its officers and directors) in any legal or administrative proceedings.

(d)       Enforcement. The Director and the Company each acknowledges and agrees that the covenants contained in this Section 6 are reasonable, that valid consideration has been and will be received and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Director and the Company each recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of the other and his/its affiliates, and that any violation of this Section 6 could result in irreparable harm to the Company and its affiliates or the Director and its affiliates, respectively, for which money damages would constitute a totally inadequate remedy. Accordingly, in the event of any such violation by the Director or the Company, in addition to any other remedies they may have, the Company and its affiliates or the Director and its affiliates, respectively, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction or other equitable relief restraining any action by the Director or the Company, respectively, in violation of this Section 6 without posting any bond therefor or demonstrating actual damages, and Director or the Company, respectively, will not claim as a defense thereto that the Company or the Director, respectively, has an adequate remedy at law or require the posting of a bond. If any of the restrictions or activities contained in this Section 6 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights. Director and the Company each acknowledges that injunctive relief may be granted immediately upon the commencement of any such action without notice to the other party and in addition that the other party may recover monetary damages.

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(e)       Separate Agreement. The parties hereto further agree that the provisions of Section 6 are separate from and independent of the remainder of this Agreement and that Section 6 is specifically enforceable by each party notwithstanding any claim made by one party against the other. The terms of this Section 6 shall survive termination of this Agreement in accordance with its terms.

7.        NOTICE OF MATERIAL CHANGE IN FINANCIAL CONDITION OF THE COMPANY.  The Company shall endeavor to notify the Director in writing, at the earliest practicable time, of any material adverse change in the financial condition of the Company.

8.        TERMINATION.  With or without cause, Director may terminate this Agreement and Director's director position with the Company at any time upon written notice to the Company. In such event, the Company shall be obligated to pay to the Director the compensation and expenses incurred in accordance with this Agreement due up to the date of the termination.

Nothing contained herein or omitted herefrom shall prevent the stockholders of the Company from removing Director with immediate effect at any time for any reason or voting for or against the nomination of Director to serve as such at any annual or special meeting of the Company's stockholders.

9.        INDEMNIFICATION; INSURANCE. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to the Company's Certificate of Incorporation (as amended and/or restated from time to time) (the "COI"), By-laws (as amended and/or restated from time to time) (the "By-Laws"), or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the Director's official capacity and as to action in another capacity relating to the Company's business while holding such office except for matters arising out of the Director's gross negligence or willful misconduct. Such indemnification shall cover payment for or reimbursement of expenses (including legal fees and expenses) to the fullest extent provided for in the COI and the By-Laws. The Company shall also enter into the form of indemnification agreement attached hereto as Exhibit A. The Company’s compliance with the following insurance provision shall not relieve the Company from liability under this indemnity provision.

The Company shall have and maintain at its sole cost and expense throughout the term of this Agreement and for six (6) years thereafter, directors’ and officers’ insurance from a recognized insurance company for the benefit of all of its directors and executive officers.

10.        AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Director or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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11.        NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) within 24 hours, when sent by electronic mail; or (iii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Attention:	Chief Executive Officer
Address:	780 Third Avenue, 15th Floor
New York, NY 10017
Email:	APerlman@formholdings.com

With a copy (for informational purposes only) to:

Mintz Levin Cohn Ferris Glovsky and Popeo PC
Attention:	Kenneth R. Koch, Esq.
Address:	666 Third Avenue
New York, NY 10017
Email:	krkoch@mintz.com

If to the Director, to him at the address listed on Exhibit B hereto.

or to such other address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's computer containing the time and date or (C) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

12.        GOVERNING LAW AND DISPUTE RESOLUTION.  This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by the laws of Delaware without reference to its conflicts of laws principles. Should a dispute arise between the parties under or relating to this Agreement, each party agrees that prior to initiating any formal proceeding against the other (except when injunctive relief is appropriate), the parties will each designate a representative for purposes of resolving the dispute.  If the parties' representatives are unable to resolve the dispute within 14 business days, the dispute shall be settled by mediation and then, if necessary, by arbitration under the then-current commercial arbitration rules of the American Arbitration Association.  The location of the proceeding shall be in New York, NY. The award in any such arbitration shall be final, binding, conclusive and not appealable. Judgment upon any award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

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13.        ASSIGNMENT.  The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns.  The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14.       Severability. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

15.       HEADINGS; CONSTRUCTION. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

16.       NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

17.       Withholding. The Company may withhold from any and all amounts payable under this Agreement such federal, state, local and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

18.       ENTIRE AGREEMENT. Subject to the provisions of the DGCL and the Company's certificates of incorporation and bylaws, this Agreement and the exhibits hereto set forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

19.       COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

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20.       ACKNOWLEDGMENT. The Company acknowledges that the Director and his affiliates are in the business of venture capital, growth equity, and private equity investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Director or any of his affiliates from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company. The Company also hereby agrees that, to the extent permitted under applicable law, the Director and his affiliates shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of the Director or any of his affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) the Director from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

Signature Page Follows

Remainder of page intentionally left blank.

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Signature Page to Independent Director's Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FORM Holdings Corp.

By:
Name:
Title:

DIRECTOR

Andrew R. Heyer

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EXHIBIT A: INDEMNIFICATION AGREEMENT

[see attached]

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EXHIBIT B: DIRECTOR'S ADDRESS

Andrew R. Heyer

c/o Mistral Capital Management, LLC

650 Fifth Avenue, 31st Floor

New York, NY 10019

Email: aheyer@mistralequity.com

With a copy (which shall not constitute effective notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

Attention: Sidney Burke

Email: sidney.burke@dlapiper.com

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